Exhibit 1.01

MoSys, Inc.

Conflict Minerals Report

For the year ended December 31, 2016

This is the Conflict Minerals Report of MoSys, Inc. (MoSys or the Company) for calendar year 2016 in accordance with Rule 13p-1 (Rule 13p-1) under the Securities Exchange Act of 1934. Rule 13p-1 was adopted by the Securities and Exchange Commission to implement reporting and disclosure requirements related to Conflict Minerals, as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Conflict Minerals are defined as columbite-tantalite (coltan), cassiterite, gold, and wolframite, including their derivatives, which are limited to tin, gold, tantalum and tungsten that originate in the Democratic Republic of the Congo or an adjoining country (collectively, the Covered Countries).

MoSys is a provider of integrated circuits used by communications, networking and storage equipment manufacturers. As a fabless semiconductor company, MoSys does not purchase directly from smelters or refineries and must rely upon its manufacturing subcontractors to: i) identify whether 3TG minerals are used in the manufacture of MoSys’ products, ii) identify the sources of 3TG used in the manufacture of MoSys products and iii) declare whether any of the 3TG minerals used is a Conflict Mineral. MoSys has determined that at least one or more of the 3TG is necessary to produce one or more MoSys integrated circuit products. In particular, the Company believes some material used by its foundry to produce the silicon wafers for one or more products contains at least one of the 3TG.

The Company has conducted a good faith reasonable country of origin inquiry regarding the 3TG contained in its products, which inquiry was designed to determine (a) whether any of the 3TG contained in its products originated in the Covered Countries and (b) whether any of the 3TG are from recycled or scrap sources. The Company also exercised due diligence on the chain of custody and source of the 3TG.

MoSys’ due diligence measures were based on the Electronic Industry Citizenship Coalition and Global e-Sustainability (EICC/GeSI) initiative with the smelters and refiners of conflict minerals that provide 3TG to the Company’s suppliers. MoSys’ due diligence measures were comprised of:

•	Conducting a supply-chain survey with direct suppliers of materials containing 3TG using the EICC/GeSI Conflict Minerals Reporting Template to identify the smelters and refiners;

•

Comparing the smelters and refiners identified in the supply-chain survey against the list of smelter facilities which have been identified as “conflict-free” by programs such as the EICC/GeSI Conflict Free Smelter (CFS) program for 3TG; and

•	Reviewing direct suppliers’ conflict minerals policies to ensure that they are encouraging their suppliers to not source from refiners, smelters and other suppliers that may use Conflict Minerals.

Because some of the information provided by MoSys suppliers is incomplete and not all smelters have been identified under the CFS program as conflict-free, MoSys is unable to determine if its products are entirely conflict-free; however, the Company does not have any information indicating that any of the 3TG used by MoSys’ manufacturing subcontractors are Conflict Minerals.

Based on the information provided by the Company’s suppliers and obtained through the due diligence process, set forth below is a list of CFS program-certified conflict-free facilities identified by the Company’s supply chain thus far:

Mineral	Smelter or Refiner Facility Name	Smelter ID
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	CID000035
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041
Gold	AngloGold Ashanti Córrego do Sítio Mineração	CID000058
Gold	Argor-Heraeus SA	CID000077
Gold	Asahi Pretec Corporation	CID000082
Gold	Asaka Riken Co., Ltd.	CID000090
Gold	Aurubis AG	CID000113
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128
Gold	Boliden AB	CID000157
Gold	C. Hafner GmbH + Co. KG	CID000176
Gold	CCR Refinery - Glencore Canada Corporation	CID000185
Gold	Chimet S.p.A.	CID000233
Gold	Do Sung Corporation	CID000359
Gold	DODUCO GmbH	CID000362
Gold	Dowa	CID000401
Gold	Eco-System Recycling Co., Ltd.	CID000425
Gold	OJSC Novosibirsk Refinery	CID000493
Gold	Heimerle + Meule GmbH	CID000694
Gold	Heraeus Ltd. Hong Kong	CID000707
Gold	Heraeus Precious Metals GmbH & Co. KG	CID000711
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CID000801
Gold	Ishifuku Metal Industry Co., Ltd.	CID000807
Gold	Istanbul Gold Refinery	CID000814
Gold	Japan Mint	CID000823
Gold	Jiangxi Copper Co., Ltd.	CID000855
Gold	Asahi Refining USA Inc.	CID000920
Gold	Asahi Refining Canada Limited	CID000924
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CID000927
Gold	JSC Uralelectromed	CID000929
Gold	JX Nippon Mining & Metals Co., Ltd.	CID000937
Gold	Kazzinc	CID000957
Gold	Kennecott Utah Copper LLC	CID000969
Gold	Kojima Chemicals Co., Ltd.	CID000981
Gold	Kyrgyzaltyn JSC	CID001029
Gold	LS-NIKKO Copper Inc.	CID001078
Gold	Materion	CID001113
Gold	Matsuda Sangyo Co., Ltd.	CID001119
Gold	Metalor Technologies (Hong Kong) Ltd.	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	CID001152
Gold	Metalor Technologies SA	CID001153
Gold	Metalor USA Refining Corporation	CID001157
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	CID001161
Gold	Mitsubishi Materials Corporation	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193
Gold	Moscow Special Alloys Processing Plant	CID001204
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	CID001220
Gold	Nihon Material Co., Ltd.	CID001259
Gold	Elemetal Refining, LLC	CID001322
Gold	Ohura Precious Metal Industry Co., Ltd.	CID001325
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	CID001326
Gold	PAMP SA	CID001352
Gold	Prioksky Plant of Non-Ferrous Metals	CID001386
Gold	PT Aneka Tambang (Persero) Tbk	CID001397

Gold	PX Précinox S.A.	CID001498
Gold	Rand Refinery (Pty) Ltd.	CID001512
Gold	Royal Canadian Mint	CID001534
Gold	Samduck Precious Metals	CID001555
Gold	Schone Edelmetaal B.V.	CID001573
Gold	SEMPSA Joyería Platería SA	CID001585
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CID001736
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756
Gold	Solar Applied Materials Technology Corp.	CID001761
Gold	Sumitomo Metal Mining Co., Ltd.	CID001798
Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CID001916
Gold	Tokuriki Honten Co., Ltd.	CID001938
Gold	Torecom	CID001955
Gold	Umicore Brasil Ltda.	CID001977
Gold	Umicore SA Business Unit Precious Metals Refining	CID001980
Gold	United Precious Metal Refining, Inc.	CID001993
Gold	Valcambi SA	CID002003
Gold	Western Australian Mint trading as The Perth Mint	CID002030
Gold	Yamamoto Precious Metal Co., Ltd.	CID002100
Gold	Yokohama Metal Co., Ltd.	CID002129
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CID002243
Gold	Umicore Precious Metals Thailand	CID002314
Gold	MMTC-PAMP India Pvt., Ltd.	CID002509
Gold	Republic Metals Corporation	CID002510
Gold	Singway Technology Co., Ltd.	CID002516
Gold	T.C.A S.p.A	CID002580
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	CID002779
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CID000211
Tantalum	Conghua Tantalum and Niobium Smeltry	CID000291
Tantalum	Duoluoshan	CID000410
Tantalum	Exotech Inc.	CID000456
Tantalum	F&X Electro-Materials Ltd.	CID000460
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CID000616
Tantalum	Hi-Temp Specialty Metals, Inc.	CID000731
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	CID000917
Tantalum	LSM Brasil S.A.	CID001076
Tantalum	Metallurgical Products India Pvt., Ltd.	CID001163
Tantalum	Mineração Taboca S.A.	CID001175
Tantalum	Mitsui Mining & Smelting	CID001192
Tantalum	Molycorp Silmet A.S.	CID001200
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277
Tantalum	Solikamsk Magnesium Works OAO	CID001769
Tantalum	Taki Chemicals	CID001869
Tantalum	Telex Metals	CID001891
Tantalum	Ulba	CID001969
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	CID002232
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CID002307
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492
Tantalum	D Block Metals, LLC	CID002504
Tantalum	FIR Metals & Resource Ltd.	CID002505
Tantalum	H.C. Starck Co., Ltd.	CID002544
Tantalum	H.C. Starck GmbH Goslar	CID002545
Tantalum	H.C. Starck GmbH Laufenburg	CID002546
Tantalum	H.C. Starck Hermsdorf GmbH	CID002547

Tantalum	H.C. Starck Inc.	CID002548
Tantalum	H.C. Starck Ltd.	CID002549
Tantalum	H.C. Starck Smelting GmbH & Co.KG	CID002550
Tantalum	Global Advanced Metals Boyertown	CID002557
Tantalum	Global Advanced Metals Aizu	CID002558
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CID000244
Tin	Alpha	CID000292
Tin	Cooperativa Metalurgica de Rondônia Ltda.	CID000295
Tin	CV Gita Pesona	CID000306
Tin	PT Aries Kencana Sejahtera	CID000309
Tin	CV Serumpun Sebalai	CID000313
Tin	CV United Smelting	CID000315
Tin	Dowa	CID000402
Tin	EM Vinto	CID000438
Tin	Fenix Metals	CID000468
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538
Tin	China Tin Group Co., Ltd.	CID001070
Tin	Malaysia Smelting Corporation (MSC)	CID001105
Tin	Metallic Resources, Inc.	CID001142
Tin	Mineração Taboca S.A.	CID001173
Tin	Minsur	CID001182
Tin	Mitsubishi Materials Corporation	CID001191
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314
Tin	Operaciones Metalurgical S.A.	CID001337
Tin	PT Artha Cipta Langgeng	CID001399
Tin	PT Babel Inti Perkasa	CID001402
Tin	PT Bangka Tin Industry	CID001419
Tin	PT Belitung Industri Sejahtera	CID001421
Tin	PT Bukit Timah	CID001428
Tin	PT DS Jaya Abadi	CID001434
Tin	PT Eunindo Usaha Mandiri	CID001438
Tin	PT Mitra Stania Prima	CID001453
Tin	PT Panca Mega Persada	CID001457
Tin	PT Prima Timah Utama	CID001458
Tin	PT Refined Bangka Tin	CID001460
Tin	PT Sariwiguna Binasentosa	CID001463
Tin	PT Stanindo Inti Perkasa	CID001468
Tin	PT Sumber Jaya Indah	CID001471
Tin	PT Timah (Persero) Tbk Kundur	CID001477
Tin	PT Timah	CID001482
Tin	PT Tinindo Inter Nusa	CID001490
Tin	PT Tommy Utama	CID001493
Tin	Rui Da Hung	CID001539
Tin	Soft Metais Ltda.	CID001758
Tin	Thaisarco	CID001898
Tin	VQB Mineral and Trading Group JSC	CID002015
Tin	White Solder Metalurgia e Mineração Ltda.	CID002036
Tin	Yunnan Tin Company, Ltd.	CID002180
Tin	CV Venus Inti Perkasa	CID002455
Tin	Magnu's Minerais Metais e Ligas Ltda.	CID002468
Tin	Melt Metais e Ligas S.A.	CID002500
Tin	PT ATD Makmur Mandiri Jaya	CID002503
Tin	O.M. Manufacturing Philippines, Inc.	CID002517
Tin	PT Inti Stania Prima	CID002530
Tin	CV Ayi Jaya	CID002570
Tin	PT Cipta Persada Mulia	CID002696
Tin	Resind Indústria e Comércio Ltda.	CID002706
Tin	Metallo-Chimique N.V.	CID002773

Tin	Elmet S.L.U.	CID002774
Tin	PT Bangka Prima Tin	CID002776
Tin	PT Sukses Inti Makmur	CID002816
Tin	PT Menara Cipta Mulia	CID002835
Tungsten	A.L.M.T. TUNGSTEN Corp.	CID000004
Tungsten	Kennametal Huntsville	CID000105
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CID000218
Tungsten	Chongyi Zhangyuan Tungsten Co Ltd	CID000258
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CID000499
Tungsten	Global Tungsten & Powders Corp.	CID000568
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CID000766
Tungsten	Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.	CID000769
Tungsten	Japan New Metals Co., Ltd.	CID000825
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CID000875
Tungsten	Kennametal Fallon	CID000966
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	CID001889
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	CID002011
Tungsten	Wolfram Bergbau und Hütten AG	CID002044
Tungsten	Xiamen Tungsten Co., Ltd.	CID002082
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CID002095
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CID002319
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CID002513
Tungsten	H.C. Starck GmbH	CID002541
Tungsten	H.C. Starck Smelting GmbH & Co.KG	CID002542
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	CID002543
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CID002579
Tungsten	Niagara Refining LLC	CID002589
Tungsten	Hydrometallurg, JSC	CID002649

During the reporting period for the year ending December 31, 2017, the Company intends to continue to take the following steps to mitigate the risk that necessary Conflict Minerals will benefit armed groups and improve its due diligence: (a) encourage its supply chain to transition to compliant smelters and refiners and (b) work with suppliers to improve the content of their survey responses and provide written confirmations as to their due diligence process.